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                                                                     EXHIBIT 5.1


                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A Registered Limited Liability Partnership

        Jerry W. Amos                BANK OF AMERICA CORPORATE CENTER               OTHER OFFICES:
       (704) 417-3110                           SUITE 3350                         Atlanta, Georgia
Internet Address: jwa@nmrs.com            100 NORTH TRYON STREET              Charleston, South Carolina
                                                                               Columbia, South Carolina
                                   CHARLOTTE, NORTH CAROLINA 28202-4000       Greenville, South Carolina
                                         TELEPHONE (704) 417-3000            Myrtle Beach, South Carolina
                                         FACSIMILE (704) 377-4814                      ________
                                               www.nmrs.com                         Munich, Germany
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                                  July 23, 2001



CT Communications, Inc.
68 Cabarrus Avenue East
Concord, North Carolina  28026

         Re:      The CT Communications, Inc. 2001 Stock Incentive Plan;
                  The CT Communications, Inc. 2001 Employee Stock Purchase Plan

Ladies and Gentlemen:

         A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter by CT Communications, Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange
Commission (the "Commission") relating to 1,200,000 shares of CT Communications,
Inc. Common Stock, no par value per share, that may be issued under the CT
Communications, Inc. 2001 Stock Incentive Plan (the "Incentive Plan") and
500,000 shares of CT Communications, Inc. Common Stock, no par value per share, that may be issued under the CT Communications, Inc. 2001 Employee Stock
Purchase Plan (the "Purchase Plan"). The Incentive Plan and the Purchase Plan are collectively referred to herein as the "Plans" and the shares to be issued under the Plans are collectively referred to herein as the "Shares."

         Although we did not participate in the preparation of the Registration
Statement or the Plans and offer no opinions with respect thereto, we have examined the Certificate of Incorporation of the Company, as amended to date, the By-Laws of the Company, as amended to date, and all pertinent records of the meetings of the directors and stockholders of the Company, the Registration
Statement, the Plans and such other documents relating to the Company as we deemed material for the purpose of this opinion (the "Documents").

         In giving the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

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         4.       Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as
                  unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as
                  certified or photostatic copies conform to the original
                  documents. All signatures on all such Documents are genuine.
                  There has been no subsequent oral or written modification of or amendment to any of the Documents, by action or omission of the parties or otherwise.

         5. The Shares will continue to be duly and validly authorized on the dates the Shares are issued to participants pursuant to the terms of Plans.

         6. Upon issuance of any of the Shares, the total number of shares of the Company common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue.

         7. No change occurs after the date hereof in applicable law or the pertinent facts.

         8. The Registration Statement shall be effective at the time of the issuance of the Shares.

         9. The provisions of the applicable "blue sky" and other state securities laws have been complied with to the extent required.

         Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities
Act of 1933 or the rules and regulations of the Commission.

         This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of North Carolina and the federal laws of the United States of America.

                                         Yours Very Truly,

                                         NELSON, MULLINS, RILEY &
                                            SCARBOROUGH, LLP


                                         By: /s/ Jerry W. Amos
                                             __________________________________
                                             Jerry W. Amos